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                                                                   EXHIBIT 10.16

             Multi-Terrain Rubber-Tracked Loader Alliance Agreement
             ------------------------------------------------------

         This Multi-Terrain Rubber-Tracked Loader Alliance Agreement ("Agreement"), is entered into as of October 31, 2000 ("Effective Date") by and between A.S.V., Inc., ("ASV") a Minnesota corporation with a principal place of business at 840 Lily Lane, Grand Rapids, Minnesota 55744 and Caterpillar Inc., ("Caterpillar") a Delaware corporation with a principal place of business at 100 Northeast Adams, Peoria, Illinois 61629, (each a "Party" and collectively, the "Parties").

         WHEREAS, the Parties closed certain transactions on January 29, 1999, including a Stock Purchase Agreement whereby Caterpillar purchased 1,000,000 shares of ASV's common stock, a Commercial Alliance Agreement whereby Caterpillar agreed to assist ASV with marketing, logistics, management and other functional areas of ASV's business, and a Warrant Agreement whereby ASV issued a warrant to Caterpillar for 10,267,127 shares of ASV's common stock;

         WHEREAS, ASV is the developer and manufacturer of small rubber-tracked loaders which incorporate the Maximum Traction and Support System ("MTSS") technology;

         WHEREAS, Caterpillar is a developer and manufacturer of mining, construction and other heavy equipment including small loaders;

         WHEREAS, the Parties wish to enter into this Agreement pursuant to which they will jointly develop, manufacture and bring to market a five-model line of Caterpillar-branded, positive drive, rubber-tracked loaders, incorporating the ASV MTSS technology, combined with Caterpillar skid steer loader machine technology; and

         WHEREAS, contemporaneous with this Agreement, the Parties shall enter into a Stock Purchase Agreement whereby Caterpillar shall purchase 500,000 shares of ASV's common stock ("SPA") and ASV shall issue a replacement warrant to Caterpillar to reduce the number of available shares under the replacement warrant to 9,767,127 shares of ASV's common stock ("Replacement Warrant").

         NOW, THEREFORE, the Parties agree as follows:

                                    ARTICLE I
                          DEFINTIONS AND EFFECTIVE DATE

         1.1 Definitions. All capitalized terms that are not otherwise defined herein shall have the meanings set forth below:

                  (a) "Affiliate" means any person (individual, corporation, partnership, limited liability company or other entity) that directly or indirectly controls, is under common control of or is controlled by either Party to this Agreement. "Control" means the ownership, direct or indirect, of fifty percent (50%) or more of the voting shares or capital of such person.

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                  (b) "Alliance Machine(s)" means a five model line of
         multi-terrain, Caterpillar-branded, positive drive, rubber-track loaders incorporating the ASV MTSS technology combined with Caterpillar skid steer loader machine technology. The Parties agree that these models shall generally be larger than the ASV "R" series and smaller than the ASV 4800 series. A detailed description of the proposed product line as currently contemplated is provided in Exhibit A.

                  (c) "Alliance Products" means Alliance Machines, Alliance Machine parts and Work Tools.

                  (d) "Annual Meeting" shall have the meaning ascribed in
         Section 2.1(b).

                  (e) "ASV Cost" shall have the meaning ascribed in Section 6.1.

                  (f) "Audited Party" shall have the meaning ascribed in Section 6.5.

                  (g) "Auditing Party" shall have the meaning ascribed in
         Section 6.5.

                  (h) "Business Plan" shall have the meaning ascribed in Section 2.1(a).

                  (i) "Caterpillar Cost" shall have the meaning ascribed in
         Section 6.1.

                  (j) "Change in Control" shall have the meaning ascribed in
         Section 12.2.

                  (k) "Confidential Information" means all trade secrets, confidential knowledge, and proprietary data of any kind or nature whatsoever relating to this Agreement, or the businesses of either Party and its Affiliates. Confidential Information also shall include any information prepared or developed by a Party in connection with this Agreement, which reflects, interprets, evaluates, includes or is derived from the Confidential Information of another Party. Confidential Information shall include, but not be limited to, technical specifications, diagrams, discoveries, economic models, pro forma and other financial information, designs, business opportunities, cost and pricing data, records, customer lists, and engineering, manufacturing, and marketing know-how. Confidential Information does not include information which (i) was generally known or available to the public at the time of its disclosure hereunder, or which after such disclosure became generally known or available to the public, provided that such disclosure was made or occurred through no fault of the Receiving Party (defined below) or its Affiliates, or its or their officers, directors, or employees; (ii) was in the possession of the Receiving Party prior to its disclosure hereunder; (iii) was known by the Receiving Party at the time of its disclosure hereunder or was independently developed at any time by the Receiving Party without reference to the Disclosing Party's (defined below) Confidential Information; (iv) is required to be furnished pursuant to law or legal process; or (v) is rightfully obtained, subsequent to its disclosure hereunder, by the Receiving Party or its Affiliates from a third party who is lawfully in possession of such information and who is not under an obligation of confidentiality to the Disclosing Party.

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                  (l) "Dealer Net-Net Price" shall mean the *** minus (i) any
         *** and (ii) any ***.

                  (m) "Dealer Prices" shall mean the actual selling prices (net of any actual dealer trade discounts and actual Variances) of Alliance Machines from Caterpillar to Caterpillar dealers.

                  (n) "Disclosing Party" means a Party that discloses Confidential Information hereunder.

                  (o) "Effective Date" means October 31, 2000.

                  (p) "Lower Frame Assembly" means that component of the Machine Upper that allows attachment of the Machine Undercarriage to the Machine Upper. A more detailed description of the Machine Undercarriages as currently contemplated is provided in Exhibit A.

                  (q) "Machine Undercarriage(s)" means those rubber-tracked undercarriages that incorporate the ASV MTSS technology and that are designed to be combined with the Machine Uppers as contemplated herein. The Parties acknowledge that each of the Alliance Machines may require a different Machine Undercarriage. A more detailed description of the Machine Undercarriages as currently contemplated is provided in Exhibit A.

                  (r) "Machine Upper(s)" means the upper portion of the Alliance Machines that incorporates Caterpillar skid steer loader machine technology and that is designed to be combined with the Machine Undercarriages as contemplated herein. The Parties acknowledge that each of the Alliance Machines may require a different Machine Upper. A more detailed description of the Machine Upper as currently contemplated is provided in Exhibit A.

                  (s) "Manufacturing Costs" means, to the extent actually incurred by a Party hereunder in accordance with generally acceptable accounting principles, (i) the direct costs of materials; (ii) the direct labor costs, (iii) the direct burden costs (including shipping costs: (A) to Caterpillar, (B) from Caterpillar to NACD dealers and (C) from Caterpillar to any North American ports or depots for transit outside of North America) and (iv) the overhead allocated at such Party's overhead application rate and to the extent agreed at the Annual Meeting.

                  (t) "Material Losses" shall have the meaning ascribed to it in
         Section 9.5(a).

                  (u) "NACD" means Caterpillar's North American Commercial Division.

                  (v) "Planning Group" shall have the meaning ascribed in
         Section 2.1(a).

                  (w) "Receiving Party" means a Party that receives Confidential Information hereunder.

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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                  (x) "Replacement Warrant" shall have the meaning ascribed in the Recitals hereto.

                  (y) "SPA" shall have the meaning ascribed in the Recitals hereto.

                  (z) "Variances" means ***.

                  (aa) "Work Tools" means those interchangeable portions of the Machine Upper designed to accomplish different tasks (e.g., bulldozer, snow plow, etc.).

         1.2 Closing. This Agreement is conditioned upon the closing of the SPA and the issuance of the Replacement Warrant and is effective as of the Effective Date.

                                   ARTICLE II
            STRUCTURE OF ALLIANCE, RESPONSIBILITIES, USE OF PROCEEDS

         2.1 Planning Group and Annual Meeting.

                  (a) Caterpillar and ASV shall identify and designate sufficient business, financial and technical personnel and resources to form a joint planning group ("Planning Group"). The Planning Group shall develop a business plan ("Business Plan") consistent with the principles outlined herein. The Business Plan shall include, among other things, the annual proposed budget, the proposed product line, target dates for introduction of each model, the development schedule and the estimated and budgeted development costs for each model, personnel requirements, and equipment and tooling requirements for each model. Each Party shall bear their own costs and expenses incurred in developing the Business Plan. The Business Plan shall be updated on an annual basis not later than the date of the Annual Meeting (as defined below).

                  (b) The Parties shall hold an annual meeting for each calendar year of this Agreement no later than November 15th ("Annual Meeting"). The members of the Planning Group shall attend such Annual Meeting. At the Annual Meeting, the Parties shall (i) finalize or update the Business Plan, including the annual budget, (ii) determine their respective Manufacturing Costs as described in Section 6.1, (iii) determine and update the forecast of the annual Alliance Machine production, and (iv) make any other decisions material to the success of the development and commercialization of the Alliance Machines as contemplated hereunder. It is contemplated that the Parties will incur losses during fiscal year 2001. At the 2000 Annual Meeting, the Parties shall address this issue and discuss ways to limit these projected losses.

         2.2 Caterpillar Responsibilities. Caterpillar shall be responsible, at its own expense, for designing, developing, manufacturing, painting, improving and testing the Machine Upper in accordance with the Business Plan. Any designs, developments or modifications to the Machine Upper necessary to (a) combine the Machine Upper with the Machine Undercarriage and (b) to

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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

ensure the proper functionality of the Machine Upper with the Machine Undercarriage, in both cases, shall be subject to and included in Section 2.4. To the maximum extent practicable, Caterpillar shall incorporate existing Caterpillar parts and components into the Machine Uppers.

         2.3 ASV Responsibilities. ASV shall be responsible, at its own expense, for designing, developing, manufacturing, painting, improving and testing the Machine Undercarriages using mutual agreed standards developed by both Caterpillar and ASV and in accordance with the Business Plan. ASV shall use commercially reasonable efforts to incorporate Caterpillar parts and components into the Machine Undercarriages. ASV shall supply the Machine Undercarriages to Caterpillar as set forth below.

         2.4 Development of Combination Technology. Caterpillar and ASV shall cooperate in the design, development, improvement and testing of the process, technology and parts (including the Lower Frame Assembly, axles and Machine Upper modifications) necessary to combine the Machine Upper with the Machine Undercarriage, in accordance with the Business Plan. The costs of such design, development, improvement and testing shall be borne by ASV. To the extent that Caterpillar incurs any of such costs, it shall provide ASV with a monthly written invoice, detailing the costs (including direct materials, direct labor and expenses) incurred during the prior month, and ASV shall pay such amounts within thirty (30) days of receiving such invoice.

         2.5 Additional Responsibilities of Caterpillar. Caterpillar shall have the following additional responsibilities: (a) project management, (b) design and testing of structures, hydraulic and electrical systems and Alliance Machine performance analysis, including the Lower Frame Assembly, (c) process and reliability planning for the Alliance Machine, (d) completion of the necessary new product introduction to use the Caterpillar brand and (e) process and quality control planning for the Machine Upper components.

         2.6 Additional Responsibilities of ASV. ASV shall have the following additional responsibilities: (a) assistance in the design of the Lower Frame Assembly, (b) rapid prototyping and development process and (c) process and quality control planning for the Machine Undercarriage components.

         2.7 Work Tools. Caterpillar shall design, manufacture and market all Work Tools for the Alliance Machines. Until December 31, 2004, Caterpillar shall pay to ASV *** percent (***%)of the Dealer Net-Net Price received by Caterpillar for the sale of such Work Tools which occur with the sale of any Alliance Machine. After December 31, 2004, ASV shall not receive any amounts for the sale of Work Tools.

         2.8 Use of Proceeds. ASV shall allocate the proceeds of the sale of ASV Common Stock to Caterpillar pursuant to the SPA for its obligations hereunder, to the extent provided for in the Business Plan. The Parties contemplate that, at a minimum, ASV shall pay for:

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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

(a) research, development, designs, modification and improvements by either ASV and Caterpillar (separately or jointly) of the process or technology necessary to combine the Machine Upper and Machine Undercarriage as contemplated in
Section 2.4 and (b) all machinery and equipment for (i) combining the Machine Upper and the Machine Undercarriage and (ii) testing such combination process or technology. ASV shall retain title to any machinery and equipment that it purchases. To the extent that any such machinery and equipment is located in a Caterpillar facility, Caterpillar agrees to keep and maintain such machinery and equipment in good working order, at Caterpillar's own cost (such cost to be included as a Manufacturing Cost), and to return such machinery and equipment to ASV promptly after termination or expiration of this Agreement for any reason.

                                   ARTICLE III
                          PRODUCT LINE; NON-COMPETITION

         3.1 Product Line. The Alliance Machine product line shall mean a five model line of multi-terrain, Caterpillar-branded, positive drive, rubber-track loaders incorporating the ASV MTSS technology combined with Caterpillar skid steer loader machine technology. The Parties agree that these models shall generally be larger than the ASV "R" series and smaller than the ASV 4800 series. A more detailed description of the proposed product line as currently contemplated is provided in Exhibit A.

         3.2 Non-Competition. During the term of this Agreement, neither Caterpillar nor ASV shall develop, market or sell a rubber-track product that substantially competes with any of the Alliance Machines. Notwithstanding the foregoing, the Parties agree that (a) the current ASV 4810 and R Series products (***) and other products developed from these power trains and the Caterpillar Building Construction Products (and their derivatives) do not compete with the Alliance Machines and are excluded from this Agreement, and (b) any products developed by a Caterpillar/ASV agricultural joint venture do not compete with the Alliance Machines and are excluded from this Agreement. In addition, ASV shall discontinue its 2800 series machines in its present configuration after inventory quantities are depleted; provided, however, that ASV may continue to develop and sell (only to Caterpillar and ASV dealers) the 2800 series machines for special applications requiring bi-directional capabilities or other unique capabilities. ASV is currently a party to a long-term supply contract (which expires January 1, 2010) with the United States Defense Supply Center covering the MD70, the 2800 Series and the ASV 4810. The supply of these machines under this contract shall not be considered competing with the Alliance Machines. After this contract expires, ASV shall direct the United States Defense Supply Center to Alliance Machines for future contracts (except to the extent the United States Defense Supply Center needs functionality provided by the MD 70, the R Series and the ASV 4810).

         3.3 Sale of Undercarriages. During the term of this Agreement, ASV shall not knowingly sell any Machine Undercarriage to any party who shall manufacture, or to any party who shall resell a Machine Undercarriage to a party who shall manufacture, a machine that substantially competes with any of the Alliance Machines.

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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                                   ARTICLE IV
                        DISTRIBUTION OF ALLIANCE MACHINES

         4.1 Distribution by Caterpillar.

                  (a) Caterpillar shall market and distribute the Alliance Machines through its dealer network as described in the Business Plan; provided that from the commercial introduction of the first Alliance Machine until December 31, 2001, Caterpillar shall engage ASV to market the Alliance Machines to Caterpillar dealers on the terms set forth in
         Section 4.2 below.

                  (b) Caterpillar shall provide certain business support functions including developing executive production schedules, receiving dealer orders and resolving grief associated with these orders, answering dealer order inquiries, processing order changes, maintaining product compatibility tables, providing price lists to dealers, and shall set up and load all Caterpillar pricing and scheduling systems.

                  (c) Caterpillar shall develop and distribute product support materials including parts and service manuals. ASV shall assist Caterpillar in developing such materials as they relate to the Machine Undercarriage.

         4.2 Distribution Assistance by ASV. ASV shall assist Caterpillar (and at Caterpillar's direction) in the marketing of the Alliance Machines as follows:

                  (a) ASV shall develop marketing materials (e.g., specification sheets, product bulletins, videos, sales presentations and dealer advertising materials) in support of the Alliance Machines. Such marketing materials shall be subject to review and approval by Caterpillar. Caterpillar shall distribute such materials prepared by ASV.

                  (b) From the commercial introduction of the first Alliance Machine until December 31, 2001, ASV shall provide field representative coverage through its existing field force for the Alliance Machines for up to fifteen (15) Caterpillar dealers. Caterpillar and ASV shall jointly select the Caterpillar dealers where ASV shall provide such field representative coverage.

                                    ARTICLE V
                             MANUFACTURE AND SUPPLY

         5.1 Purchase and Supply of Machine Undercarriages. ASV shall supply and Caterpillar shall purchase one hundred percent (100%) of Caterpillar's requirements for Machine Undercarriages on the terms set forth herein.

         5.2 Forecasts. Caterpillar shall submit to ASV, at least ninety (90) days in advance of the first applicable month, a written forecast of its requirements for Machine Undercarriages for the following twelve (12) month period, with the initial forecast being attached hereto as

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Exhibit B. Caterpillar shall update such forecasts in writing on a monthly rolling basis. The first two (2) months of such updated forecasts shall be firm on the Parties, and the remaining ten (10) months shall be the Parties' best estimate.

         5.3 Purchase Orders. Caterpillar shall submit to ASV written purchase orders for purchases of Machine Undercarriages in quantities consistent with its firm forecasts; and ASV shall accept such purchase orders. In addition, ASV shall use commercially reasonable efforts to accept, by written notice to Caterpillar, and fill any purchase orders for quantities in excess of the firm forecasted amounts.

         5.4 Shipping and Delivery. ASV shall deliver all Machine Undercarriages to Caterpillar's Building Construction assembly facility in Sanford, North Carolina (or to another United States facility as directed by Caterpillar). ASV shall be responsible for all shipping charges (which charges shall be included in ASV Cost) and the risk of loss until the Machine Undercarriages arrive at the Caterpillar facility.

         5.5 Final Assembly and Styling. Caterpillar shall perform the final assembly, final testing and additional painting (if any) of the Machine Upper and the Machine Undercarriage. Caterpillar shall have the final decision in all design related matters concerning the styling of the Alliance Machines and nomenclature.

         5.6 Sale of Parts.

                  (a) ASV shall sell and direct ship parts for the Machine Undercarriages to Caterpillar dealers in NACD via Caterpillar's parts distribution system. Caterpillar shall process all parts orders and collect payment for all ASV parts shipped to Caterpillar dealers. ASV shall invoice Caterpillar for such parts at the time of shipment. Such invoices shall be batched by Caterpillar not less than monthly. Caterpillar shall pay all invoices issued during a month not later than the last day of the following month. ASV shall tender to Caterpillar a fee of *** percent (***%)*** of each ASV part which Caterpillar processes. Caterpillar shall issue a monthly invoice detailing such processing fees and ASV shall pay such amounts within thirty (30) days of receiving such invoice.

                  (b) For all parts sales outside of NACD, Caterpillar and ASV shall develop a strategy and incorporate it into the Business Plan once non-NACD sales of the Alliance Machines occur.

                  (c) ASV covenants to satisfy the following parts availability requirements: (i) at least one (1) piece part stocking for one-hundred percent (100%) of all Machine Undercarriage serviced parts and (ii) at least a thirty (30) day supply of ninety-five percent (95%) of Machine Undercarriage new serviced parts. The Parties shall address any changes to this parts availability requirement in the Business Plan.

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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

                  (d) ASV hereby agrees to supply all necessary parts for the Machine Undercarriage to Caterpillar dealers during the term of this Agreement and for a period of seven (7) years after (i) termination or
         (ii) expiration of this Agreement.

                  (e) Caterpillar shall provide all parts for the Machine Upper, and shall retain one hundred percent (100%) of the profit for any parts sales related to the Machine Uppers.

                  (f) During the term of this Agreement and to the extent that Caterpillar purchases any Machine Undercarriage parts, Caterpillar agrees to purchase one hundred percent (100%) of its requirements for parts for the Machine Undercarriage from ASV. Caterpillar shall not offer to Caterpillar dealers any parts for the Machine Undercarriages other than ASV parts. The limitation in this Section 5.6(f) shall not apply to any Caterpillar components incorporated in to the Machine Undercarriages.

                                   ARTICLE VI
                                   FINANCIALS

         6.1 Determination of Manufacturing Costs. At or before the Annual Meeting, Caterpillar and ASV shall determine (a) the Caterpillar Manufacturing Costs for manufacturing, testing and painting the Machine Uppers and assembling, testing and delivering the Alliance Machines (collectively, "Caterpillar Cost"), and (b) the ASV Manufacturing Cost for manufacturing, testing, painting, shipping and delivering the Machine Undercarriages (collectively, "ASV Cost"). Such Caterpillar Cost and ASV Cost shall be applicable during the calendar year following such Annual Meeting. Any cost savings realized by a Party over such twelve (12) month period shall be ***, and the new cost structure shall be the starting point for the ASV Cost and the Caterpillar Cost for the next twelve
(12) month period.

         6.2 Pricing of Alliance Machines to Caterpillar Dealers. The Dealer Prices, Dealer Net-Net Prices and Variances for the Alliance Machines shall be determined solely by Caterpillar without input from ASV in any manner.

         6.3 Pricing of Machine Undercarriages to Caterpillar.

                  (a) Until December 31, 2004, Caterpillar shall purchase the Machine Undercarriages from ASV at the applicable ASV Cost as agreed to by the Parties during the Annual Meeting, plus an amount equal to the following (to be determined for each model of Alliance Machine): (i) *** less the ***, less the *** then multiplied by (ii) *** percent (***%). By way of example only, if the *** equals $***, minus the *** of $*** minus the *** of $***, then multiplied by *** percent (***%), the amount invoiced by ASV shall equal the applicable *** plus $***. ASV shall invoice Caterpillar on a monthly basis for Machine Undercarriages

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

         manufactured and delivered in the previous month. Caterpillar shall pay such invoices within thirty (30) days of receiving such invoice.

                  (b) Beginning January 1, 2005, Caterpillar shall purchase the Machine Undercarriages from ASV at the applicable ASV Cost as agreed to by the Parties during the Annual Meeting, plus an amount equal to the following (to be determined for each model of Alliance Machine): (i) *** less the ***, less the *** then multiplied by (ii) *** percent (***%). By way of example only, if the *** equals $***, minus the *** of $*** minus the *** of $***, then multiplied by *** (***%) percent, the amount invoiced by ASV shall equal the applicable *** plus $***. ASV shall invoice Caterpillar on a monthly basis for Machine Undercarriages manufactured and delivered in the previous month. Caterpillar shall pay such invoices within thirty (30) days of receiving such invoice.

         6.4 Quarterly True-Up. Within thirty (30) days after the close of each calendar quarter, if the *** of the Alliance Machines were more or less than the *** used to determine the amounts paid to ASV under Section 6.3, Caterpillar shall (a) determine the amount by which it has overpaid or underpaid ASV under
Section 6.3 for Machine Undercarriages during such calendar quarter and (b) in the case of underpayment, shall remit to ASV the amount of such underpayment, and in the case of overpayment, shall provide ASV a written statement of such overpayment, which ASV shall credit against its subsequent invoices to Caterpillar for purchases of Machine Undercarriages until such overpayment is fully credited.

         6.5 Audit Rights. Each Party (the "Audited Party") shall keep true and accurate records of their respective Manufacturing Costs, and in the case of Caterpillar, (a) any development and equipment costs to be reimbursed by ASV pursuant to Section 2.4 or 2.8, (b) the Dealer Prices, Dealer Net-Net Prices and Variances and (c) any warranty costs and expenses to be reimbursed by ASV pursuant to Section 7.2(d). The other Party (the "Auditing Party") shall have the right to review and audit such books and records, using internal personnel or independent certified public accountants reasonably acceptable to the Audited Party, upon reasonable written notice to the Audited Party and during normal business hours. The Auditing Party shall bear the costs of such audit, unless such audit reveals that the Audited Party underpaid or overcharged by more than ten percent (10%) of the amount claimed by the Audited Party. In such case, the Audited Party shall bear the Auditing Party's out-of-pocket costs for such audit.

                                   ARTICLE VII
                                PRODUCT WARRANTY

         7.1 Warranty for Machine Undercarriage and Rubber Belts.

                  (a) ASV warrants to Caterpillar each Machine Undercarriage (excluding the Machine Undercarriage rubber belts) under the same terms and during the same period that Caterpillar warrants the Alliance Machines to its end-user customers pursuant to Caterpillar's standard (e.g., not extended) warranty certificate. The Parties contemplate that the standard

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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

         Caterpillar warranty certificate may change from time to time and hereby agree that the warranty under this Section 7.1 shall change to match any new Caterpillar standard warranty certificate.

                  (b) ASV warrants to Caterpillar the Machine Undercarriage rubber belts in accordance with the warranty as set forth in Exhibit C.

         7.2 Warranty Service and Payment.

                  (a) Caterpillar shall be responsible to the Caterpillar dealers and the end user customers for any warranty issues on the Alliance Machines. Caterpillar may authorize any warranty repairs on the Alliance Machines at its discretion. However, for twelve (12) months after the Effective Date, Caterpillar shall not receive any amounts for warranty repairs on Machine Undercarriages under Section 7.2(d) without the review and approval of ASV, not to be unreasonably withheld. After such twelve (12) month period, Caterpillar and ASV shall review the authorization requirement in this Section.

                  (b) Caterpillar shall track all warranty claims for the Alliance Machines and shall provide to ASV, on a monthly basis, a written report of all warranty claims relating to the Machine Undercarriage, including notice of specific Machine Undercarriage failures, and summary information on the causes of such failure.

                  (c) Warranty repairs shall be performed by Caterpillar dealers, and no Machine Undercarriage shall be returned to ASV for repairs unless ASV specifically requests such return in writing and at ASV's sole expense, such request not to be unreasonably given.

                  (d) ASV shall reimburse Caterpillar for the parts costs actually incurred by Caterpillar dealers and charged back to Caterpillar for repairs to Machine Undercarriages pursuant to warranty claims as set forth in Section 7.2(a). The Parties acknowledge that *** currently responsible for labor costs associated with such repairs. Caterpillar shall invoice ASV for such costs on a monthly basis, and ASV shall pay such invoices within thirty (30) days of receiving such invoice. Such reimbursement shall be ASV's sole liability and Caterpillar's sole remedy under the warranty set forth in Section 7.1, except for (i) any indemnity provided in Article XI or (ii) a comprehensive Alliance Machine recall due to a defect in materials or workmanship of the Machine Undercarriage.

         7.3 Additional Warranty Programs. Claims for Caterpillar's "Product Improvement Programs" (PIP), "Product Support Programs" (PSP), "Extended Warranty" and other warranty programs are to be negotiated on a case-by-case basis by both Parties. Participation in these programs shall be based on an amount to be mutually agreed by Caterpillar and ASV.

         7.4 Warranty Disclaimer. ASV MAKES NO WARRANTIES WITH RESPECT TO THE MACHINE UNDERCARRIAGES OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 7.1, AND HEREBY DISCLAIMS ALL OTHER WARRANTIES,

--------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         7.5 WAIVER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR RELIANCE DAMAGES ARISING OUT OF THIS AGREEMENT ON ANY THEORY OF LIABILITY EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                  ARTICLE VIII
                          INTELLECTUAL PROPERTY RIGHTS

         8.1 Intellectual Property Relating to Machine Uppers. Any patents, copyrights, trade secrets, designs, drawings, know-how or any other intellectual property developed by either Party or jointly developed by the Parties specifically for the Machine Uppers shall belong to Caterpillar. ASV agrees to acknowledge and deliver promptly to Caterpillar without charge such written instruments as may be necessary to vest the entire right, title and interest in the same in Caterpillar subject to a grant back to ASV of a royalty-free license to make, use and sell any improvements developed by ASV (either solely or jointly with Caterpillar) and assigned to Caterpillar hereunder in its own non-competing products.

         8.2 Intellectual Property Relating to Machine Undercarriages. Any patents, copyrights, trade secrets, designs, drawings, know-how or any other intellectual property developed by either Party or jointly developed by the Parties specifically for the Machine Undercarriages shall belong to ASV. Caterpillar agrees to acknowledge and deliver promptly to ASV without charge such written instruments as may be necessary to vest the entire right, title and interest in the same in ASV subject to a grant back to Caterpillar of a royalty-free license to make, use and sell any improvements developed by Caterpillar (either solely or jointly with ASV) and assigned to ASV hereunder in its own non-competing products.

         8.3 Intellectual Property Jointly Developed. Any patents, copyrights, trade secrets, designs, drawings, know-how or any other intellectual property jointly developed by the Parties which is not covered by Section 8.1 or 8.2 , shall be jointly owned by the Parties.

         8.4 Assistance. From time to time, Caterpillar may make recommendations to ASV or its agents regarding measures ASV might take to protect its intellectual property rights in the Alliance Machine, at its own expense. ASV shall, however, retain its own counsel in such matters, and shall be responsible for all final decisions regarding such protection.

         8.5 Copyright License. ASV hereby grants Caterpillar an irrevocable, non-exclusive, paid-up, worldwide license under each ASV copyright applicable to any works of authorship fixed in any tangible medium of expression (including but not limited to drawings, manuals and specifications) furnished to Caterpillar in the course of this Agreement, to reproduce and distribute the copyrighted work, and to prepare derivative works therefrom, all of which may be used by Caterpillar solely for the purposes of this Agreement.

                                   ARTICLE IX
                              TERM AND TERMINATION

         9.1 Term.

                  (a) This Agreement shall have an initial term of five (5) years, unless earlier terminated pursuant to this Article IX. Thereafter, this Agreement shall automatically be renewed for additional terms of one (1) year each unless either Party gives written notice to terminate at least three (3) months prior to the end of the initial term or any additional term.

                  (b) Notwithstanding the foregoing, neither Party shall terminate this Agreement under Section 9.1(a) due solely to the application of the economics described in Section 6.3(b), unless such Party is experiencing the conditions described in Section 9.5.

         9.2 Termination for Default. If either Party fails to perform this Agreement in any material respect (and does not remedy such failure to the reasonable satisfaction of the non-defaulting Party within ninety (90) days after written notice thereof has been sent to the other Party), then the non-defaulting Party may terminate this Agreement.

         9.3 Termination for Frustration of Performance. If performance of the Agreement becomes impossible or its purpose is frustrated in any material respect for any reason (and such impossibility or frustration of purpose continues for more than one (1) year following written notice by either Party) in a manner that affects, directly or indirectly, the notifying Party's interests related to this Agreement, the notifying Party may terminate this Agreement upon one hundred eighty (180) days written notice to the other Party.

         9.4 Termination for Bankruptcy. Either Party may terminate this Agreement upon written notice to the other Party if any of the following occurs:
(a) appointment of a trustee or receiver for all or any part of the assets or property of the other Party; (b) insolvency or bankruptcy of the other Party;
(c) the other Party makes a general assignment for the benefit of creditors; or
(d) dissolution or liquidation of the other Party.

         9.5 Termination for Material Losses.

                  (a) A "Material Loss" occurs when the earnings before interest, taxes, depreciation and amortization that a Party receives attributable solely to the sale of Alliance Products for a fiscal year divided by the revenue that a Party receives attributable solely to the sale of Alliance Products for such fiscal year multiplied by 100 is less than the annualized thirty (30) day Treasury Bill rate of such fiscal year.

                  (b) Beginning January 1, 2004, if either Party suffers a Material Loss for the prior calendar year (including calendar year
         2003) and additional Material Losses are foreseeable for the next two
         (2) upcoming calendar years, then such Party may give the other Party written notice of the terminating Party's desire to terminate this Agreement. Such termination notice must be given no later than April 30th of a given calendar year. Termination of the Agreement under this
         Section 9.5(b) shall become effective January 1st of the following calendar year.

         9.6 Effect of Termination or Expiration.

                  (a) Except for termination by Caterpillar in the event of ASV's breach of this Agreement, termination of this Agreement shall not relieve Caterpillar of its obligations with respect to any firm forecasts and accepted purchase orders in effect as of such termination. Promptly after termination or expiration of this Agreement, Caterpillar shall return to ASV all machinery and equipment that ASV purchased pursuant to Section 2.8 and which is in Caterpillar's facilities. The costs associated with the return of the machinery and equipment shall be born equally between Caterpillar and ASV.

                  (b) Termination or expiration of this Agreement shall not affect any rights or obligations accrued prior to the date of such termination or expiration. Upon termination or expiration of this Agreement, the Parties shall promptly return to each other such other Party's Confidential Information.

                                    ARTICLE X
                                 CONFIDENTIALITY

         The Parties shall maintain the secrecy of Confidential Information as follows:

         10.1 Disclosure of Information. In connection with performance of this Agreement, the Parties may disclose to one another certain Confidential Information.

         10.2 Restrictions on Disclosure and Use. The Receiving Party shall hold the Disclosing Party's Confidential Information in strictest confidence and trust and shall use the Confidential Information only in connection with the purposes of this Agreement. The Receiving Party shall not disclose Confidential Information provided by the Disclosing Party and/or its Affiliates, or the fact that it has been made available to the Receiving Party, except that the Receiving Party may disclose Confidential Information and the fact that it has been provided to those employees, officers, directors, agents, consultants and representatives of the Receiving Party and its Affiliates who have a reasonable need to know such information in connection with the purposes of this Agreement. The Receiving Party shall be liable for any breach of the confidentiality obligation hereunder by any of its Affiliates, or by any of the respective employees, officers, directors, agents, consultants and representatives of the Receiving Party and/or its Affiliates.

         10.3 Disclosure by Law or Regulation. If the Receiving Party is required by law or legal process to disclose any of the Confidential Information of the Disclosing Party, the Receiving Party shall promptly notify the Disclosing Party in writing so that the Disclosing Party may seek an appropriate protective order or other remedy at the sole cost of the Disclosing Party. If no such protective order or other remedy is obtained, the Receiving Party shall furnish only that portion of such Confidential Information that is legally required and shall exercise its reasonable efforts to obtain reliable assurances from all Parties receiving the designated portions of such Confidential Information that confidential treatment shall be accorded to such Confidential Information. Notwithstanding any such disclosure, any such Confidential

Information so disclosed shall, for all other purposes, continue to be treated as Confidential Information under this Agreement.

         10.4 No Implied Licenses. The disclosure of Confidential Information pursuant to this Agreement, and any prior or future discussions, evaluations or other communications between the Parties, shall not confer any right nor impose or create any obligation on the Parties other than those expressly agreed to in this Agreement.

         10.5 Return of Confidential Information. All reports, notes, data, memoranda, records, or other tangible expressions of Confidential Information of the other Party, including any electronically stored data, shall be returned to the Disclosing Party by the Receiving Party promptly upon request of such Disclosing Party.

         10.6 Survival. The confidentiality obligation shall survive expiration or termination of this Agreement for any reason for a period of five (5) years.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 Personal Injury and Property Indemnification by ASV. ASV agrees to indemnify, defend and hold Caterpillar, its subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against all third party claims, demands, liabilities, losses, damages, costs, and expenses, of whatsoever nature, including attorneys' fees, arising from or in any way connected with the injury or death of any person or loss or damage to property as a consequence of, or attributable to, any defect of design, material, or workmanship of Machine Undercarriages or failure of Machine Undercarriages to conform with the Parties' agreed written specifications, drawings and data therefor.

         11.2 Personal Injury and Property Indemnification by Caterpillar. Caterpillar agrees to indemnify, defend and hold ASV, its subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against all third party claims, demands, liabilities, losses, damages, costs, and expenses, of whatsoever nature, including attorneys' fees, arising from or in any way connected with the injury or death of any person or loss or damage to property as a consequence of, or attributable to, any defect of design, material, or workmanship of Alliance Machines or failure of Alliance Machines to conform with the Parties' agreed written specifications, drawings and data therefor, except to the extent that the foregoing is covered by ASV's indemnification obligation under Section 11.1.

         11.3 Intellectual Property Indemnification by ASV. ASV agrees to indemnify, defend and hold Caterpillar, its dealers, subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against any and all suits, actions, or proceedings brought against all third party claims, demands, liabilities, losses, damages, costs, and expenses, of whatsoever nature, including attorneys' fees, arising from or related to actual or alleged infringement of any third party intellectual property rights arising because or on account of the design, manufacture, use or sale of the Machine Undercarriage. It is expressly understood that this Section does not apply to the extent any suit, action, or proceeding is based upon actual or alleged infringement by improvements developed by Caterpillar, Caterpillar-supplied components or Caterpillar-supplied component parts.

         11.4 Intellectual Property Indemnification by Caterpillar. Caterpillar agrees to indemnify, defend and hold ASV, its subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against any and all suits, actions, or proceedings brought against all third party claims, demands, liabilities, losses, damages, costs, and expenses, of whatsoever nature, including attorneys' fees, arising from or related to actual or alleged infringement of any third party intellectual property rights arising because or on account of the design, manufacture, use or sale of the Alliance Machines, except to the extent the foregoing is covered by ASV's indemnification obligation under Section 11.3.

         11.5 Indemnification Procedure. Any Party seeking indemnification hereunder shall promptly notify the indemnifying Party of the nature of the claim for which the indemnified Party seeks indemnification. The indemnified Party shall give complete control of, and cooperate with, the defense of such claim to the indemnifying Party and the indemnified Party shall not settle any claim without the prior written approval of the indemnifying Party, such approval not to be unreasonably withheld.

                                   ARTICLE XII
                                CHANGE IN CONTROL

         12.1 Right to Terminate. In the event of any Change in Control of ASV (as defined below), Caterpillar shall have the right to terminate this Agreement effective immediately upon written notice to ASV.

         12.2 Definition of Change in Control. For purposes of this Article XII, "Change in Control" shall mean:

                  (a) The acquisition (directly, indirectly or beneficially) by any third party or group of parties acting in concert of securities reflecting at least thirty percent (30%) of the outstanding voting power of ASV;

                  (b) A change of the majority of the directors of ASV occurring in a period of less than one (1) year, excluding to the extent no solicitation in opposition has theretofore been announced or commenced, changes in directors resulting from the election of directors at the next regularly scheduled annual meeting of ASV's shareholders; or

                  (c) The sale, exchange, transfer or other disposition to a third party of all or substantially all of the assets of ASV.

         12.3 Acquisition by Caterpillar. Notwithstanding the foregoing, no termination right shall be given by Caterpillar in the event that Caterpillar acquires (directly, indirectly or beneficially) securities reflecting at least thirty percent (30%) of the outstanding voting power of ASV.

                                  ARTICLE XIII
                                 MISCELLANEOUS

         13.1 Injunctive Relief. It is understood and agreed by the Parties that each may be irreparably injured by a breach of Article X (Confidentiality) and that monetary damages may not be a sufficient remedy for any actual or threatened breach thereof. In addition to any remedies available at law, the non-breaching Party may also be entitled to equitable relief, including injunction and specific performance.

         13.2 Force Majeure. No failure or omission by either Party in the performance of any of its obligations under this Agreement shall be deemed a breach of this Agreement, nor create any liability or give rise to any right to terminate this Agreement, if the same shall arise from or as a consequence of a fire, flood, drought, hurricane, severe weather or other act of God, war, insurrection, civil disturbance, labor dispute or any other cause beyond the reasonable control of such Party, whether similar to or different from the causes above enumerated, and any such cause shall absolve the affected Party from responsibility for such failure to perform said obligation.

         13.3 Announcement. Neither Party shall make any announcement concerning the nature and details of this Agreement without the express written consent of the other Party, such consent not to be unreasonably withheld.

         13.4 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, except that Caterpillar may assign this Agreement to a wholly-owned subsidiary with the consent of ASV, which consent shall not be unreasonably withheld.

         13.5 Applicable Law. The Parties agree that this Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Illinois, without reference to its conflict of laws provisions.

         13.6 Entire Agreement, Amendment. This Agreement, the SPA and the Replacement Warrant including any Exhibits attached thereto or referred to therein, constitutes the entire agreement between the Parties and there are no prior understandings, agreements, representations or warranties between the Parties relating hereto. No modification or amendment to this Agreement or any of its provisions shall be binding unless contained in a writing signed by both Parties.

         13.7 Notices. When written notice is required by this Agreement, it shall be sent by registered mail, by courier or by such other method as shall permit the sender to verify delivery, to the addresses set forth below:

For Caterpillar:             Caterpillar Inc.
                             Attn:  Donald M. Ings, Vice President
                             Building Construction Products Division
                             Caterpillar Inc.

                             Suite 300
                             100 Regency Forest Drive
                             Cary, North Carolina 27511
                             Telephone: (919) 465 2777
                             Fax: (919) 465 2868

                             Copy To:
                             Sean P. Leuba
                             Caterpillar Inc.
                             100 N.E. Adams Street
                             Peoria, Illinois  61615
                             Telephone: (309) 675-5654
                             Fax: (309) 675-1795


For ASV:                     A.S.V., Inc.
                             Attn: Mr. Gary D. Lemke
                             840 Lily Lane
                             Grand Rapids, Minnesota  55744
                             Telephone:  (218) 327-3434
                             Facsimile:  (218) 326-5579

                             Copy To:
                             Amy E. Ayotte
                             Dorsey & Whitney
                             Pillsbury Center South
                             220 South Sixth Street
                             Minneapolis, Minnesota 55402
                             Telephone: (612) 340-2600
                             Fax: (612) 340-8738

Written notice may also be sent by facsimile to the numbers listed above, but such notice shall not be effective unless the sender receives a return facsimile acknowledging receipt of the notice. Notice shall be deemed received when actually delivered to the recipient as demonstrated by postal records. Facsimile notice shall be deemed received upon receipt by the sender of an acknowledgement as described above. The addresses and transmittal numbers set forth above can be changed only by written notice, which complies with the requirements of this
Article XIII.

         13.8 Independent Contractor. The relationship between the Parties shall be that of independent contractors, and nothing in this Agreement shall be construed to establish a fiduciary, partnership, agency, or joint venture relationship between the Parties, or constitute either Party, its agents and employees as the agents or employees of the other Party or to grant them any power or authority to act for, bind or otherwise create or assume any obligation on behalf of the first Party for any purpose whatsoever.

         13.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder hereof.

         13.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.11 Headings. The headings to the sections of this Agreement are solely for convenience of reference, and they shall not govern, limit or aid in the interpretation of any terms or provisions of this Agreement.

         13.12 Survivability. Section 5.6 and Articles VII, VIII, X, XI and XIII shall survive termination of this Agreement.

         13.13 No Waiver. The provisions of this Agreement may be waived, altered, amended, or repealed in whole or in part only upon the written consent of the Parties. The waiver by either Party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Agreement.

                     SIGNATURES APPEAR ON THE FOLLOWING PAGE

--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the authorized representative of each Party have duly executed this Agreement as of the Effective Date.


                                    CATERPILLAR INC.

                                    /s/ Donald M. Ings
                                    ------------------------------
                                    Donald M. Ings
                                    Vice President




                                    ASV, INC.

                                    /s/ Gary D. Lemke
                                    ------------------------------
                                    Gary D. Lemke
                                    President


List of Exhibits
----------------

Exhibit A: Alliance Machines, Machine Uppers and Machine Undercarriages Exhibit B: Initial Forecast
Exhibit C:  Warranty for Machine Undercarriage Rubber Belts

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